As filed with the Securities and Exchange Commission on April 2, 2014.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1119100
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

9100 Bluebonnet Centre Blvd., Suite 502

Baton Rouge, LA 70809

(225) 361-8747

(Address of Principal Executive Offices) (Zip Code)

1347 Property Insurance Holdings, Inc. Equity Incentive Plan

(Full title of the plan)

Douglas N. Raucy

President and Chief Executive Officer

1347 Property Insurance Holdings, Inc.

9100 Bluebonnet Centre Blvd., Suite 502

Baton Rouge, LA 70809

(225) 361-8747

(Name, Address and Telephone Number,

Including Area Code, of Agent For Service)

with copies to:

Joel L. Rubinstein, Esq.

Eric Orsic, Esq.

McDermott Will & Emery LLP

340 Madison Avenue
New York, New York 10173
Telephone: (212) 547-5400
Facsimile: (212) 547-5444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (the “Common Stock”)	326,606 Shares	$8.00	$2,612,848	$336.53 (3)

(1)               Represents the maximum number of shares of Common Stock of the Company, $0.001 par value, issuable pursuant to the 1347 Property Insurance Holdings, Inc. Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of Common Stock to be offered or sold pursuant to the Plan described herein to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)               In accordance with Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low sales prices of the Common Stock on the Nasdaq Capital Market on April 1, 2014.

(3)               The Registrant previously paid $4,685.10 in connection with the registration of $36,375,000 worth of the Registrant’s common stock and the initial filing of the Registrant’s registration statement on Form S-1 (Registration No. 333-191759) (the “S-1 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant subsequently offset registration fees of $2,358.16 against the fees paid in connection with the S-1 Registration Statement, due in connection with Amendment No. 5 and the Post-Effective Amendment to the S-1 Registration Statement and the registration of $18,305,375 worth of the Registrant’s common stock. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee of $336.53 due in connection with this registration statement against the $2,326.94 that is remaining from the registration fee paid in connection with the S-1 Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).  These documents are not being filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement or as prospectuses pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by 1347 Property Insurance Holdings, Inc. (the “Company” or the “Registrant”) with the SEC pursuant to the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)  The Company’s final prospectus filed on April 1, 2014 pursuant to Rule 424(b) under the Securities Act relating to the Company’s Registration Statement on Form S-1 (File No. 333-190828), and any amendments or supplements thereto;

(b)  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A dated March 19, 2014, including any amendment thereto or report filed for the purpose of updating such description; and

(c)  All other reports filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation — a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	Any breach of the director’s duty of loyalty to our company or our stockholders;

•	Any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	Any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving, at our request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions or suits, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and court approval is required before there can be any indemnification where the person seeking indemnification has been adjudged to be liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

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Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, Louisiana, on the 2nd day of April, 2014.

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ Douglas N. Raucy
Name:	Douglas N. Raucy
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Hassan R. Baqar, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on 2nd day of April, 2014.

Signature	Title
/s/ Douglas N. Raucy Douglas N. Raucy	President, Chief Executive Officer and Director (principal executive officer)
/s/ John S. Hill John S. Hill	Chief Financial Officer (principal financial and accounting officer)
/s/ Hassan R. Baqar Hassan R. Baqar	Director
/s/ Gordon G. Pratt Gordon G. Pratt	Director
/s/ Leo Christopher Saenger III Leo Christopher Saenger III	Director
/s/ Larry G. Swets, Jr. Larry G. Swets, Jr.	Director

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-193314) filed with the SEC on January 29, 2014).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-193314) filed with the SEC on January 29, 2014).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193314) filed with the SEC on January 29, 2014).

5.1	Opinion of McDermott Will & Emery LLP (filed herewith).

23.1	Consent of BDO USA LLP pertaining to 1347 Property Insurance Holdings, Inc. (filed herewith).

23.2	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this registration statement).

99.1	1347 Property Insurance Holdings, Inc. Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-193314) filed with the SEC on January 29, 2014).

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